1 NASDAQ: WTBA Q4 2024 | Earnings Highlights

2 Certain statements in this presentation, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Forward-looking statements may appear throughout this presentation. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk, including the effects of changes in interest rates; effects on the U.S. economy resulting from the implementation of policies proposed by the new presidential administration, including tariffs, mass deportations and tax regulations; fluctuations in the values of the securities held in our investment portfolio, including as a result of changes in interest rates; competitive pressures, including from non-bank competitors such as credit unions, “fintech” companies and digital asset service providers; pricing pressures on loans and deposits; our ability to successfully manage liquidity risk; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards or regulatory requirements; the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; changes in local, national and international economic conditions, including the level and impact of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in several bank failures; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; the occurrence of fraudulent activity, breaches or failures of our or our third-party partners' information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine, widespread disease or pandemics, or other adverse external events; risks related to climate change and the negative impact it may have on our customers and their business; changes to U.S. tax laws, regulations and guidance; potential changes in federal policy and at regulatory agencies as a result of the 2024 presidential election; new or revised accounting policies and practices, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board; talent and labor shortages and employee turnover; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of West Bancorporation, Inc. after the date hereof. Certain of the information contained herein may be derived from information provided by industry sources. We believe that such information is accurate and that the sources from which it has been obtained are reliable. We cannot guarantee the accuracy of such information, however, and we have not independently verified such information. This presentation contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. This presentation includes reconciliations of non-GAAP financial measures to comparable GAAP financial measures. Disclaimers

3 4Q 2024 Financial Highlights (1) Presented on a fully taxable equivalent basis; see Appendix for “Non-GAAP Financial Measures.” $26.26 NASDAQ: WTBA December 31, 2024 Closing Price: $21.65 4Q 2024 Price Range: $18.02 to $24.85 Cash Dividend Per Share Declared On January 22, 2025: $0.25 (payable on February 19, 2025) Annualized Dividend Yield: 4.62% Efficiency Ratio1 60.79% ROA 0.68% NPAs/Assets 0.00% ROE 12.24% NIM1 1.98% Diluted EPS $0.42 Net Income $7.1 million

4 • West Bancorporation, Inc. (the “Company”) is a publicly traded, financial holding company (NASDAQ: WTBA) established in 1984 whose sole subsidiary is West Bank, founded in 1893. • West Bank is headquartered in West Des Moines, Iowa and has 11 branches and commercial banking offices serving the greater Des Moines, Iowa area; eastern Iowa, which includes Iowa City and Coralville, Iowa; and southern Minnesota, which includes Rochester, Owatonna, Mankato, and St. Cloud, Minnesota. • The Company is a reliable, dividend paying community bank focused on commercial banking with $4.0 billion in assets. Our mission is to build strong relationships, build strong communities, and build upon our strong reputation to ensure our clients receive exceptional care, our communities receive outstanding support, and the loyalty of our employees and stockholders is rewarded. Company Profile and Mission • One of the Company's key competitive advantages is its client-centric approach to delivering strategic financial solutions to businesses and business owners, driven by the establishment of deep customer relationships and extensive experience in its markets. • First and foremost a community bank, West Bank has built a strong reputation for being responsive to local needs. West Bank employees place a high priority on community involvement, lending their time and talents to a long list of civic and community projects. Mission

5 Experienced Executive Leadership David D. Nelson Director/Chief Executive Officer/President Joined West Bank in 2010 Years in Banking: 41 Prior to joining the Company Mr. Nelson was the President of Southeast Minnesota Business Banking and President of Wells Fargo Bank Rochester in Rochester, Minnesota. Harlee N. Olafson Chief Risk Officer/Executive Vice President Joined West Bank in 2010 Years in Banking: 46 Prior to joining the Company Mr. Olafson was the President of Southwest Minnesota Business Banking and President of Wells Fargo Bank Mankato in Mankato, Minnesota. Bradley P. Peters Executive Vice President West Bank Minnesota Group President Joined West Bank in 2019 Years in Banking: 39 Prior to joining the Company Mr. Peters was the Executive Vice President of a $16 billion regional bank in Minnesota where he was responsible for new market expansion. Jane M. Funk Chief Financial Officer Executive Vice President/Treasurer Joined West Bank in 2014 Years in Banking & Public Accounting: 34 Ms. Funk has extensive experience in the community banking industry and public accounting. Brad L. Winterbottom Executive Vice President West Bank President Joined West Bank in 1992 Years in Banking: 44 Mr. Winterbottom has extensive experience in commercial lending and loan portfolio administration and knowledge of the Iowa business community. Todd A. Mather West Bank Chief Credit Officer Joined West Bank in 2019 Years in Banking: 28 Prior to joining West Bank, Mr. Mather spent 8 years at a $16 billion regional bank in Minnesota as a Senior Credit Director and Group Senior Credit Manager.

6 Conservative Organic Growth with Successful Lift-Out Strategies David Nelson joins West Bank as CEO. Entered the Rochester, Minnesota market by hiring experienced bankers who had existing strong relationships with local business owners and creating an advisory community board made up of local business owners and leaders. Successful and profitable establishment of market presence led to construction of permanent commercial banking office in 2016. Crossed $2 billion in total assets. Expanded into St. Cloud, Mankato, and Owatonna, Minnesota with the same lift- out strategy used in Rochester, Minnesota. Successful and profitable establishment of market presence led to construction of permanent commercial banking offices in each of these three markets during 2022-2024. Crossed $3 billion in total assets. Opened new corporate headquarters building in West Des Moines, Iowa in April 2024. After being in the same leased space for fifty years, the new building consolidates the organization's operations under one roof, and provides space for future growth and enhanced business development opportunities. Crossed $4 billion in total assets. 2010 2013 2018 2019 2020 2024 2024

7 Company Highlights – Commitment to Excellence West Bancorporation is a high performing company in U.S. community banking, well-versed in providing commercial banking services, including loans and lines of credit and all types of deposit services, to small- and medium-sized businesses in its Iowa and Minnesota markets. Established • A 132 year presence in the Des Moines, Iowa metropolitan area and is West Des Moines' oldest business of any type. • Long track record of growth and stability coupled with attractive financial returns and dividend yield. • Simple and consistent business model with a conservative operating philosophy and expense management controls. Strategy • Disciplined organic growth strategy with a track record of successful lift-out strategies. • Business model highlighted by focus on risk management and consistent execution. • Superior talent with business expertise in building relationships. Community Service & Philanthropy • In 2024, our employees volunteered over 8,200 hours of community service. • In 2024, the West Bancorporation Foundation and West Bank provided over $450,000 in total philanthropic contributions to more than 160 organizations.

8 Company Highlights – Commitment to Excellence West Bank is a commercially-focused financial institution operating in high quality markets in Iowa and Minnesota led by a deep and experienced management team with skills developed internally and with other large regional banking institutions. Credit Culture • Strict credit risk management with robust processes and experienced credit personnel. • 30 high quality commercial bankers with an average of 21 years of commercial banking experience. • Centralized committee structure that is agile and responsive to customer needs and an organizational structure that provides deep support of credit and administrative functions. • We are a local lender to local customers. Asset Quality & Risk Management • Proven credit culture with a history of strong asset quality. • Classified and watch list loan balance was 0.28% of the loan portfolio at December 31, 2024. • Nonperforming assets at December 31, 2024 totaled $133 thousand, or 0.00% of total assets. • Commercial real estate stress testing is completed quarterly. • Independent third party loan review performed semi-annually.

9 Historical Strength - 10 Year Performance Period (2015-2024) Organic Growth • Organic loan growth of $1.82 billion, or 154%. Cumulative annual growth rate (CAGR) of 9.76%. • Organic core deposit growth of $1.83 billion, or 146%. CAGR of 9.42%. Asset Quality • Nonperforming assets to total assets ranged from 0.00% to 0.51%. • Net charge-offs to average assets ranged from (0.04)% to 0.02%. Profitability & Expense Management • ROE has ranged from 10.71% to 20.71%, with an average of 15.12%. • Efficiency ratio has ranged from 40.91% to 63.25%, with an average of 48.82%. Capital • Tier 1 Capital has grown 111%. CAGR of 7.75%. • Annual dividends have increased from $0.62 per share to $1.00 per share. • Annual dividend yield has ranged from 2.71% to 4.72%.

4Q 2024 Income Statement Highlights

(in thousands)

	For the Quarter Ended			
	Q4 '23	Q3 '24	Q4 '24	Linked Quarter Comments
Net interest income	16,361	17,960	19,422	Increases driven primarily by reduction in deposit interest rates and changes in funding mix resulting from growth in deposits and reduction of wholesale funding.
Net interest margin	1.87 %	1.91 %	1.98 %	
Credit loss expense	500	—	1,000	Increase generally reflects changes in certain qualitative factors.
Noninterest income (excluding securities losses)	2,329	2,359	2,602	Trust fees increased $223 thousand.
Realized securities losses	(431)	—	(1,172)	$11.8 million of sales proceeds will be used to fund loan growth, with an estimated earnback period of approximately 2 years.
Noninterest expense	12,161	12,892	13,399	Increase of $283 thousand in salaries and benefits partially driven by incentive accruals reflecting company performance. Increase of $169 thousand in occupancy costs driven by new building construction and occupancy.
Efficiency ratio	64.66 %	63.28 %	60.79 %	
Income tax expense	1,073	1,475	(644)	Income tax benefit of $1.8 million for an energy related investment tax credit associated with new headquarters building construction.
Net income	4,525	5,952	7,097	
Return on average equity	8.89 %	10.41 %	12.24 %	

W West Bancorporation

10

11 Net Interest Income (1) Presented on a fully taxable equivalent basis; see Appendix for “Non-GAAP Financial Measures.” $16.4 $16.8 $17.2 $18.0 $19.4 4Q23 1Q24 2Q24 3Q24 4Q24 Net Interest Income ($ in millions) 1.87% 1.88% 1.86% 1.91% 1.98% Net interest margin %(1) Net interest income increased $1.4 million and net interest margin increased 7 bps in Q4 2024 compared to Q3 2024 • Interest income on interest-bearing cash deposits increased $1.7 million, primarily driven by the impact that an increase in average customer deposit balances had on cash liquidity. A significant, but temporary, customer deposit during the fourth quarter resulted in increases in the average balance of customer deposits and average balance of interest-bearing cash deposits in other financial institutions. • Deposit interest expense decreased $0.4 million. A reduction in deposit interest rates was partially offset by an increase in average deposit balances. The cost of interest-bearing deposits decreased 27 bps due to reductions in deposit pricing resulting from decreases in the federal funds target rate and changes in deposit mix. • Interest expense on borrowed funds decreased $0.4 million, as the growth in deposits allowed for the reduction in Federal Home Loan Bank advances.

Loans


Loans
($ in millions)
$2,858
$2,950
$2,994
$2,991
$3,008
5.31%
5.49%
5.60%
5.65%
5.53%
4Q23
1Q24
2Q24
3Q24
4Q24
Average Balances
Loan Yield %
$3,021
$3,005
3Q24
4Q24
Period End

Quarterly Highlights

- Loans decreased $16.4 million in Q4 2024, primarily due to loan payoffs as a result of customer asset sales and secondary market refinancing.
- Quarterly average loans increased $16.3 million compared to Q3 2024.
- Commercial real estate loans are well diversified among various industry sectors.
- Commercial office lending makes up 5.4% of the total loan portfolio, with only 1.1% located in the Des Moines metropolitan downtown area.
- Loan yields decreased 12 bps in Q4 2024 compared to Q3 2024 as the decreases in the federal funds rate lowered the yields on variable-rate loans. Yields on fixed rate loans continue to increase, as loan originations and renewals are priced at higher prevailing market rates compared to roll-off rates.
- 38% of the loan portfolio consists of variable-rate loans.

12

13 Loan Mix C & I, 17% CRE - NOO, 36% CRE - OO, 13% Multi Family, 13% 1-4 Family, 3% C & D, 17% Consumer and other, 1% Loan Mix as of December 31, 2024 Total Construction and Development and Commercial Real Estate Loans at December 31, 2024 Sector Balance ($ in thousands) Multifamily $ 543,472 Medical 132,930 Warehouse & trucking terminals 266,551 Hotels 263,203 Mixed use 101,080 Office 162,598 Retail 245,534 Senior care/living 104,894 Residential 170,206 Land and land development 93,777 Other 285,097 Total $ 2,369,342

Deposits

Deposits
($ in millions)



$2,879
$2,957
$3,123
$3,259
$3,434
3.43%
3.57%
3.70%
3.80%
3.53%
$3,279
$3,358
4Q23
1Q24
2Q24
3Q24
4Q24
Average Balances
Deposit Cost %
3Q24
4Q24
Period End

Deposit Mix
as of December 31, 2024



Time Deposits, 15%
Brokered Deposits, 8%
Noninterest-Bearing, 16%
Interest-Bearing Demand, 16%
Savings and Money Market, 45%

Quarterly Highlights

- Total deposits increased $79.0 million in Q4 2024.
- Brokered deposits decreased $159.5 million in Q4 2024.
- Deposit costs decreased 27 bps in Q4 2024 compared to Q3 2024, due to reductions in deposit pricing resulting from decreases in the federal funds target rate and changes in deposit mix.
- West Bank participates in the IntraFi® ICS and CDARS reciprocal deposit network which enables depositors to receive FDIC insurance coverage on deposits otherwise exceeding the maximum insurable amount.
- Estimated uninsured deposits, excluding deposits in the IntraFi® reciprocal deposit network, brokered deposits and public funds protected by state programs, were approximately 30.0% of total deposits at the end of Q4.

West Bancorporation

14

15 Funding and Liquidity Cost of liability funding ($ in thousands) Cash and cash equivalents $ 243,478 Unpledged securities 88,740 FHLB borrowing availability 610,441 Unsecured lines of credit availability 75,000 Federal Reserve discount window availability 116,840 Total as of 12/31/2024 $ 1,134,499 $3,463 $3,555 $3,703 $3,705 $3,862 $561 $530 $521 $529 $533 $2,318 $2,427 $2,602 $2,729 $2,901$584 $598 $580 $447 $428 Average Noninterest-Bearing Deposits Average Interest Bearing Deposits Average Borrowings 4Q23 1Q24 2Q24 3Q24 4Q24 3.60% 3.70% 3.83% 3.84% 3.57% Overall Funding Costs Sources of Liquidity West Bank also maintains master brokered deposit agreements with brokerage firms and access to one-way buy options through the IntraFi® deposit network. ($ in millions)

16 $108 $3 4Q23 1Q24 2Q24 3Q24 4Q24 Credit Quality $0.3 $0.3 $0.5 $0.2 $0.1 4Q23 1Q24 2Q24 3Q24 4Q24 $0.3 $0.3 $0.5 $0.2 $0.1 4Q23 1Q24 2Q24 3Q24 4Q24 $28.3 $28.3 $28.4 $29.4 $30.4 4Q23 1Q24 2Q24 3Q24 4Q24 Net Charge-Offs (Recoveries) ($ in thousands) Substandard Loans ($ in millions) Nonaccrual Loans ($ in millions) Allowance for Credit Losses ($ in millions) 0.97% 0.95% 0.95% 0.97% 1.01% ACL/Loans % $(31) $(49) $(12)

17 8.7% 8.7% 8.7% 8.8% 9.0% 11.9% 11.8% 11.8% 11.9% 12.0% 4Q23 1Q24 2Q24 3Q24 4Q24 8.5% 8.4% 8.1% 8.2% 7.9% 10.9% 10.7% 10.3% 10.3% 10.0% 4Q23 1Q24 2Q24 3Q24 4Q24 9.3% 9.2% 9.3% 9.4% 9.5% 11.9% 11.8% 11.8% 11.9% 12.0% 4Q23 1Q24 2Q24 3Q24 4Q24 11.9% 11.8% 11.9% 12.0% 12.1% 12.8% 12.6% 12.7% 12.7% 12.9% 4Q23 1Q24 2Q24 3Q24 4Q24 Regulatory Capital Ratios Note: Lines depict well-capitalized levels.Consolidated West Bank Total Risk-Based Capital Ratio Tier 1 Capital Ratio Common Equity Tier 1 Ratio Tier 1 Leverage Ratio 6.5% 10% 8% 5%

Appendix
Non-GAAP Financial Measures

(in thousands)

	As of and for the Quarter Ended				
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:					
Net interest income (GAAP)	$ 19,422	$ 17,960	$ 17,230	$ 16,750	$ 16,361
Tax-equivalent adjustment [(1)]	16	29	55	82	95
Net interest income on a FTE basis (non-GAAP)	19,438	17,989	17,285	16,832	16,456
Average interest-earning assets	3,910,978	3,749,688	3,731,674	3,595,954	3,487,799
Net interest margin on a FTE basis (non-GAAP)	1.98 %	1.91 %	1.86 %	1.88 %	1.87 %
Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:					
Net interest income on a FTE basis (non-GAAP)	$ 19,438	$ 17,989	$ 17,285	$ 16,832	$ 16,456
Noninterest income	1,430	2,359	2,346	2,299	1,898
Adjustment for realized securities losses, net	1,172	—	—	—	431
Adjustment for losses on disposal of premises and equipment, net	—	26	21	—	24
Adjusted income	22,040	20,374	19,652	19,131	18,809
Noninterest expense	13,399	12,892	13,194	11,868	12,161
Efficiency ratio on an adjusted and FTE basis (non-GAAP) [(2)]	60.79 %	63.28 %	67.14 %	62.04 %	64.66 %

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.

(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.

West Bancorporation

Appendix